EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-3 of our report dated February 20, 1995, on our audits of the financial statements and the related financial statement schedule of Pride Petroleum Services, Inc. We also consent to the reference to our firm under the caption "Independent Public Accountants."

                                          COOPERS & LYBRAND L.L.P.
Houston, Texas
January 19, 1995